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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 27, 2001

TYSON FOODS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-3400	71-0225165
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 WEST OAKLAWN DRIVE, SPRINGDALE, ARKANSAS 72762-6999
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (501) 290-4000

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. Other Events and Regulation FD Disclosure.

On September 27, 2001, the Registrant issued a press release regarding its private placement of $2.25 billion of Senior Notes (the "Press Release"). The text of the Press Release is attached as Exhibit 99(a) to this report and is incorporated herein by reference.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

99(a) Text of the Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TYSON FOODS, INC.

Date:  September 27, 2001                                                By:  _/s/ R. Read Hudson
                                                                                                  R. Read Hudson
                                                                                                  Secretary and Corporate Counsel

Exhibit 99(a)

Media Contact:                        Ed Nicholson
                                                 (501) 290-4591

Investor Contact:                     Louis Gottsponer
                                                (501) 290-4826

TYSON FOODS, INC.
SELLS $2.25 BILLION OF SENIOR NOTES

SPRINGDALE, Ark., September 27, 2001 -- Tyson Foods, Inc. (NYSE: TSN) today announced that it has agreed to sell in a private placement $2.25 billion of its Senior Notes under Tyson's existing indenture. The Senior Notes will be sold in three tranches: $500 million of 6 5/8% three-year notes, due October 1, 2004, $750 million of 7 1/4% five-year notes, due October 1, 2006 and $1 billion of 8 1/4% notes, due October 1 2011. The net proceeds of the offering will be used to repay in part borrowings outstanding under Tyson's senior unsecured bridge credit agreements providing for aggregate borrowings of up to $2.85 billion.

The Notes will be offered only to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S. The Notes have not been registered under the Securities Act of 1933 or the securities laws of any other place, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.